Exhibit 3.1.3
PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Statement with Respect to Shares
Domestic Business Corporation
(15 Pa.C.S. § 1522)

Document will be returned to the
Name	name and address you enter to
Corporation Service Company 565480-5	the left.
Address
City State Zip Code
Fee: $70
     In compliance with the requirements of 15 Pa.C.S. § 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:
1.	The name of the corporation is:
     Safeguard Scientifics, Inc.
2.	Check and complete one of the following:

☐	The resolution amending the Articles under 15 Pa.C.S. § 1522(b) (relating to divisions and determinations ☐ by the board), set forth in full, is as follows:

☑	The resolution amending the Articles under 15 Pa.C.S. § 1522(b) is set forth in full in Exhibit A attached ☐ hereto and made a part hereof.

3.	The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S. § 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles is 0 shares.

4.	The resolution was adopted by the Board of Directors or an authorized committee thereon on: October 26, 2010

5.	Check, and if appropriate complete, one of the following:

☑	The resolution shall be effective upon the filing of this statement with respect to shares in the Department of ☐ State.

☐	The resolution shall be effective on: _______ at ______.
Date             Hour

IN TESTIMONY WHEREOF, the undersigned
corporation has caused this statement to be signed by a
duly authorized officer thereof this
3rd day of November, 2010

Safeguard Scientifics, Inc. Name of Corporation

/s/ Brian J. Sisko
Signature

Brian J. Sisko, Senior Vice President & General Counsel Title

Department of State
Corporation Bureau
P.O. Box 8722
Harrisburg, PA 17105-8722
(717) 787-1057
web site: www.dos.state.pa.us/corps
Instructions for Completion of Form:
A.	Typewritten is preferred. If not, the form shall be completed in black or blue-black ink in order to permit reproduction. The filing fee for this form is $70 made payable to the Department of State.
B.	A separate form shall be submitted for each class or series of shares affected. If a number of classes or series of shares are affected at the same time, consideration should be given to filing form DSCB:15-1915/5915 (Articles of Amendment-Domestic Corporation).
C.	The effective date in Paragraph 5 may not be prior to the filing date, but the resolution may state a prior effective date “for accounting purposes only.”
D.	If the corporation was incorporated on or after October 1, 1989, the words “or corresponding provisions of prior law” may be omitted from Paragraph 3.
E.	This form and all accompanying documents shall be mailed to the address stated above.

EXHIBIT A
Resolutions of the Board of Directors of Safeguard Scientifics, Inc.
Revoking the Designation of the Series A Junior Participating Preferred Stock
As a Series of Preferred Stock
     WHEREAS, in February 2000, the Company adopted a shareholders’ rights plan (the “Plan”); and
     WHEREAS, under the Plan, each shareholder of record on March 24, 2000 received the right to purchase 1/1000 of a share of the Company’s Series A Junior Participating Preferred Stock at the rate of one right for each share of the Company’s common stock then held of record; and
     WHEREAS, on March 9, 2000, the Company filed a Statement with Respect to Shares pursuant to Section 1522(b) of the Pennsylvania Business Corporation Law, as amended (the “BCL”), fixing and determining the rights and preferences of the Series A Junior Participating Preferred Stock pursuant to the authority expressly vested in the Board of Directors of the Company by Article 5th of the Company’s Amended and Restated Articles of Incorporation, as amended; and
     WHEREAS, pursuant to its terms, the Plan expired in March 2010; and
     WHEREAS, pursuant to Section 1522(b) of the BCL and Article 5th of the Company’s Second Amended and Restated Articles of Incorporation, as amended (the “Charter”), the Company desires to file a Statement with Respect to Shares in order to revoke the designation of the Company’s Series A Junior Participating Preferred Stock.
     IT IS NOW, THEREFORE:
RESOLVED, that pursuant to the authority expressly vested in the Board of Directors by Article 5th of the Company’s Charter, the previous designation by the Board of Directors of the 150,000 shares of Series A Junior Participating Preferred Stock, none of which have ever been issued, shall be revoked and all shares of the Company’s Preferred Stock will be undesignated and shall remain subject to the provisions of Article 5th of the Charter.